MV Portfolios, Inc.

(OTC QB: CLGLD)*

Investor Presentation

September 2014

* 'CLGLD' for period of 20 trading days commencing on September 8th; new symbol will be 'MVPI'

Safe Harbor Statement

Information in this presentation is disclosed on an "as is" basis, with no representations or warranties, express or implied. In no event will MV Portfolios, Inc., Inc. or their respective officers, directors, employees, stockholders, owners, affiliates or agents be liable for any damages arising out of any use of the information in this presentation. The presentation may include statements regarding MV Portfolios, Inc.'s business that are not historical facts but are forward-looking statements that involve risks and uncertainties which speak only as of the date made. These statements are only predictions based on MV Portfolios, Inc.'s current expectations and projections about future events. There are important factors that could cause MV Portfolios, Inc.'s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. MV Portfolios, Inc. is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise. RECEIPT OF THIS PRESENTATION MAY CONSTITUTE RECEIPT OF NON-PUBLIC MATERIAL INFORMATION AS DEFINED BY THE SECURITIES AND EXCHNAGE COMMISSION. SECURITIES LAWS PROHIBIT ANY PERSON WHO HAS MATERIAL NON-PUBLIC INFORMATION ABOUT A COMPANY FROM PURCHASING OR SELLING, DIRECTLY OR INDIRECTLY, SECURITIES OF SUCH COMPANY. "Material" Information- is information a reasonable investor would consider important in making an investment decision. Generally, a corporate insider having material, non-public information about the issuer, and anyone to whom such information is disclosed, may not trade while in possession of that information unless it is first disclosed to the investing public.

Material information is generally regarded as "material" if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to purchase, sell or hold a security. It includes information that if publicly disclosed is reasonably likely to affect the market value of a security. Information may be material even if it relates to speculative or contingent events. Information that is material to a decision to trade a security is also likely to be material to a decision to trade related derivatives. Non-public Information- is "non-public" unless and until it has been broadly disseminated or made widely available to the general public, such as by means of a press release carried over a major news service, a major news publication, a research report or publication, a public filing made with a regulatory agency, materials sent to shareholders or potential investors or customers such as a proxy statement or prospectus, or materials available from public disclosure services. It is important to note that even following a public announcement relating to a matter, many aspects of the matter may remain non-public. This presentation is for informational purposes only and does not constitute an offer, invitation or recommendation to buy, sell, subscribe for or issue any securities or a solicitation of any such offer or invitation and shall not form the basis of any contract with the MV Portfolios, Inc.. Any such offers or solicitations are or will be made only pursuant to a private placement memorandum or prospectus relating to an offering of interests in the relevant investment vehicle and only to such persons whom, and under such circumstances that, such offers may legally made without violation of the U.S. federal or state securities laws, regulations and rules. By accepting receipt of this document and any attachments, annexes or schedules hereto, the recipient agrees, and the provider is relying on such agreement, that no such offer or solicitation is hereby being made. Further, the contents of this document and any attachments, annexes or schedules hereto should not be construed as investment, legal, or tax advice and may not be reproduced or distributed to any person.

Select Financials/News

Quick Facts:

Symbol:	CLGLD
Exchange:	OTC
Current Price (9/9/2014):	$2.00
Common Shares Outstanding (9/9/2014):	15.3 million
Fully Diluted Shares Outstanding:	33.4 million
Fully Diluted Market Cap:	$66.8 million
3-Month Trading Range (June 9, 2014 – September 9, 2014):	$1.36 - $4.50

Recent News:

September 5, 2014 – MV Portfolios Announces Name and Stock Symbol Change Initially to 'CLGLD' then 'MVPI'

July 14, 2014 - MVP Announces Company Strategy to Partner with Universities and Inventors

June 23, 2014 – Wholly Owned Subsidiary Announces Markman Hearing in Patent Infringement Lawsuit Against Google

June 4, 2014 – Presented at the 2014 LD Micro Invitational in Los Angeles on June 4th

March 17, 2014 – Visual Real Estate, Inc. Files Patent Infringement Lawsuit Against Google, Inc.

February 27, 2014 – Completes Securities Exchange Agreement with MVP Portfolio, LLC

The Company's official name has been changed from California Gold Corp. to MV Portfolios, Inc. The Company also effectuated a reverse stock split on the Company's common stock at a ratio of 100 for 1. The Company's stock ticker symbol has been changed to "CLGLD" for a period of 20 trading days commencing September 8, 2014. After 20 days, the Company's common stock will trade under the Company's new symbol "MVPI." Additionally, the share price, shares outstanding and trading range all reflect the reverse split.

Why Invest in MVP?

- Revenue sources: Litigation and PIP* Spin-Offs
  - **Litigation: Google monetization; High Revenue / High Risk**
  - Multiple PIP Spin-Offs: High revenue / Low risk and commitment
- Low cost IP acquisitions from Universities. Business model will drive royalty revenue uncorrelated to market conditions
- PIP: Finding hidden value University patents that require investment to become attractive to distribution channels
- Completed PIP model at Columbia University; signed Harvard option
- Experience in working with inventors and building management teams

* Productizing Intellectual Property (PIP)

Chairman & President

William D. Meadow



- Serial Technology Inventor/Entrepreneur:
  MV Patents, PaySpan, NetworkOne, VisRE, 4DTech, Real Mortgage Systems, ControlCam, Exhalo Diagnostics
- VP Corporate Development BBN Corporation (NYSE)
- Financial payment systems, scalable data storage, integrated CRMS, imaging, geospatial systems
- Experienced in developing Distribution Channels & Strategic Licensing, Mergers and Acquisitions
- Experienced in all phases of Venture Investing (angel, Series A, Series B, Corporate Investments, Mergers into Public Entities)
- 16 Issued Patents

BillyMeadow@
MVPortfolios.com
Jacksonville, Florida
(904) 571-5718

Leadership Team

Shea Ralph: Chief Financial Officer and Director

Experienced in merger & acquisitions as CEO of Jotan.
Corporate strategy, technology marketing & financing consultant

David Rector: Director

Manages operational budgets, coordinates public filings and audits
Director of Senesco Technologies and DGSE Companies

Brian Rivette: Patent Acquisition & Licensing Consultant

Former President of patent licensing firm A2D, generated over $1 billion in royalties. Advisor to University of Utah: Law, Bioengineering, Global Health.

Joe Kincart: IdeationLaw.com

Patent attorney with 25 years experience at Johnson & Johnson and Clifford Chance. Assessing the quality of possible new MVP IP.



Innovation Strategy


Litigation Against Google:
Enforcement of current IP portfolio; First litigation underway against Google
Agreement with Universities:
Experience in productizing University IP and working with inventors; Signed first agreement with Harvard University

Our History & Initial IP Asset

MVP

2004 Mr. Meadow founded street level imaging company

- First major contract to film Florida 2006, patent awarded 2008
- Ramped up business, $30M offering with FBR 2008
- Google's entry with free offering impacted business

Surveyed IP Monetization industry

2014 MVP Acquired IP Assets:

- Created wholly owned subsidiary Visual Real Estate, Inc.
- Based on street level imaging portfolio – U.S. Patent #7389181
- Initiated Federal Patent Infringement Case vs. Google

Current IP Portfolio

MVP

Patent Number	Title	Issue Date
7,389,181	Apparatus and method for producing video drive-by data corresponding to a geographic location	6/17/2008
7,929,800	Methods and apparatus for generating a continuum of image data	4/19/2011
8,078,396	Methods for and apparatus for generating a continuum of three dimensional image data	12/13/2011
8,090,633	Method and apparatus for image data based valuations	1/3/2012
8,207,964	Methods and apparatus for generating three-dimensional image data models methods	6/26/2012
8,213,743	Methods and apparatus for generating a continuum of image data	7/3/2012
8,558,848	Wireless internet-accessible drive-by street view system and method	10/15/2013
8,554,015	Methods and apparatus for generating continuum of image data	10/8/2013

MVP Subsidiary: VRE, Inc.

Visual Real Estate, Inc. vs. Google

US Patent 7389181

Online mapping and street level imaging with 8 patents issued and 11 pending

Accurate street level imagery

Millions of B2C, B2B daily users

Underlying technology has allowed businesses to save hours of drive time/additional expense



FIG. 15



FIG. 13



Legal Team

Team:	Description:
DLAPiper.com	Ranked among the top intellectual property firms global-wide. *Chambers Global 2014.*
KSKIPLaw.com	Experienced patent litigation team. Formerly with Locke Lord.
ARELaw.com	Experienced team with Patent Board & University Licensing.
SiberLaw.com	Former IBM Chief IP Counsel. Deep patent board experience.
IdeationLaw.com	Clifford Chance, J&J, prosecution & claims analysis.

VRE – Timeline/Milestones


Google Case Filed
IPRs Filed
VRE Response
Google Response
Patent Board Ruling
Year 14 . . | . . | . . | . . 15 . . | . . | . . | . . 16 . . | . . | . . | . .
PTAB institutes/does not institute IPRs
VRE Response

University PIP Mission

- ✓ Productized IP (PIP) Case Studies
- ✓ Enhance value with MVP process and technologies



PIP (historical) Case Study: 4D Tech

- Columbia University received a low 6 digit cash offer for “4D Seismic Analysis” innovation…
- Pre MVP: Billy Meadow licensed IP and created 4D Technology, Inc.
- **Result:** ~$10+ million in total funding by Western Atlas (now Halliburton) benefiting Columbia University

4-D SEISMIC Western Geophysical is continually developing new acquisition and interpretation methods to help clients improve their production by locating untapped oil and gas in existing reservoirs. One package, called Lamont 4-D, is based on research at Columbia University, and makes it possible for data from 3-D surveys to be compared, even when they are shot with different parameters. These efforts are part of the Company's expanding 4-D activity in which time-lapse seismic data are analyzed to monitor fluid changes in reservoirs. By monitoring these changes, oil companies are able to design drilling strategies to extract reserves usually left behind. Even a five percent improvement in recoverable oil production worldwide would be equivalent to discovering a new Prudhoe Bay oilfield each year.



Global University Research

Over $50B of Government Research in USA

The top 50 USA Universities produce approximately 4,000 patents each year.

Government sponsored R&D Investments at Global Universities exceed $100B

US$ Billions (Percent Change from 2013)

Source of Funds	Performer of R&D: Federal Gov't	FFRDC (Gov't)	Industry	Academia	Non-Profit	Total
Federal Government	$35.7 1.0%	16.5 1.1%	27.8 1.1%	37.1 2.5%	6.0 1.1%	123.0 1.5%
Industry		0.3 0.7%	302.5 4.1%	3.3 1.7%	1.4 0.5%	307.5 4.0%
Academia		0.1 0.1%		13.2 2.0%		13.3 1.9%
Other Government		0.0 0.1%		4.0 1.1%		4.0 1.0%
Non-Profit		0.1 0.2%		5.3 2.2%	11.3 4.0%	16.7 3.4%
Total	$35.7 1.0%	17.0 1.0%	330.3 3.8%	62.9 2.2%	18.7 2.7%	464.5 3.2%

Source: Battelle, *R&D Magazine*

December 2013 www.rdmag.com

Initial Market Focus

Our focus is on University researchers "Field Innovations" that Involve Smartphones, Mobile Devices, Smart Objects, Sensors and Location Based Services



Smartphones, mobile PCs, tablets and
mobile routers with cellular connection



- ✓ Rapid adoption potential
- ✓ Strong patent protection for apparatuses enabled by field devices
- ✓ 4 billion Internet users and 50 billion smart object by 2017

Applications will be everywhere on everything.







$1B+ Market Size Criteria

Source: Business Insider

PIP Case Study: Rubber Lens

Signed an exclusive option to market a <u>Harvard University</u> innovation by Dr. David Clarke & team



Value proposition: Potential for new class of Smart phone digital cameras that can take pictures where <u>all objects are in focus</u>


b
Image Sensor
Lens
Object Distance
16 cm
32 cm
100 cm
770 cm
CMOS
Control Voltage

Production Plan:

- Subsidiary CEO will build Functional Proof of Concept, enhance IP and sell product to Distribution Channel(s) such as: Apple, Samsung, Intel, etc.
- Reinvest initial license fee and enjoy long term royalties & dividends


Frame
Elastomer membrane
Dielectric elastomer actuator membrane
Clear fluid

Keys to Success	
Incremental Investment:	$5K>$50K>$500K>
Marketing Opportunity:	Become a <u>"must have"</u> enhancement for smart phones.
Income Opportunities:	Earn a per unit royalty on each smart phone sold.
	License lens for other large niche markets: Diagnostic Cameras.
	Generate additional income with data.
Income Goal for Rubber Lens Subsidiary:	Potential revenue stream for MVP.

Capital Efficient Wealth Creation

MVP


BUSINESS
GROWTH
PROMOTION
BRANDING
PRODUCT
BLOG
MARKETING
PRICE
STRATEGY
SALES
MEDIA
CUSTOMERS
NETWORK

$5K > $50K Patent Evaluation Investment

- IP Quality & Prior Art, Business Case, Marketing Plan
- Distribution Channel Target(s),
- Complementary IP, and more IP Filings

$50K Payment to University (reimburse patent expenses)

$100K Payment to University & Science Team (productization support)



$300K+ Business Development Activities

- Productization & minimal overhead
- Niche market commissioned sales executive
- Add complementary IP with collaborating Univ.

Exit/Revenue Goal: 10X ROI with on-going royalties

Compelling Economic Model



- Low fixed overhead
- Identify and select amazing IP assets
- Acquire IP assets at a very low cost
- Evaluate and invest incrementally
- Add value with complementary IP
- Market productized IP to large distribution channels
- Generate long term royalties (for Universities) & dividends
- Repeat & build MVP brand

Investment Highlights

- Current litigation with Google within the online mapping and street level imaging industry
- Highly experienced legal team to guide through litigation
- Low cost IP acquisition business model
- Signed first agreement with Harvard University
- Experienced management team with success in partnering with Universities and productizing their assets

For more information



Please contact:

BillyMeadow@MVPortfolios.com

Jacksonville, Florida

(904) 571-5718

MVP

Capitalization Table

Common Shares	Shares	% Basic	% Diluted
Public Float	7,141,012	47%	21%
Founders & Management	8,185,000	53%	25%
	15,326,012	100%	46%
Preferred Stock			
Series A	80,000		0%
Series B	3,592,238		11%
Series C	7,717,167		23%
Series D	20,000		0%
	11,409,405		34%
Warrants			
Warrants - (Various Strike Prices, Expire 12/2015 – 3/2017)	1,971,531		6%
Options (Unvested)			
Founders and Management (Strike - $0.50)	4,690,339		14%
Total Shares	33,397,287		100%